Exhibit 1.2

SHARE PURCHASE AGREEMENT

THIS SHARE PURCHASE AGREEMENT (this “Agreement”), dated as of August 7, 2012, is entered into by and between the entities listed on Schedule A hereto (collectively, the “Seller”) and Aircastle Limited, a Bermuda exempted company (the “Buyer”).

Section 1.    Purchase and Sale.  Subject to the representations and warranties set forth below and the terms and conditions set forth herein, at the Closing (as defined in Section 5 below), the Seller shall sell to the Buyer, and the Buyer shall purchase from the Seller, 2,500,002 common shares, par value $0.01 per share, of the Buyer (the “Shares”) for a purchase price of $11.40 per share, or an aggregate purchase price of $28,500,022.80 (the “Purchase Price”).

Section 2.    Seller Representations and Warranties.  Each individual Seller, jointly and severally, represents that it is the legal and beneficial owner of its Shares (for each Seller, being the number of Shares set out next to its name in Schedule A), free of any encumbrances, including but not limited to any liens, claims or other limitations of any kind. Each individual Seller, jointly and severally, warrants that none of its Shares is or at Closing will be subject to any claim, option, right or other agreement to sell or otherwise transfer such Shares other than pursuant to this Agreement.

Section 3.    Seller Covenant.  Each individual Seller, jointly and severally, covenants that, other than pursuant to this Agreement, it will not sell or otherwise transfer or contract to sell or provide any option or other right to purchase any of the Shares prior to the Closing and that at Closing it will deliver to the Buyer full legal and beneficial title to its Shares, free and clear of all liens, claims and encumbrances of any kind.

Section 4.    Buyer Board of Director Approval.  The board of directors of the Buyer, or a committee properly delegated the authority by such board of directors, has approved the transactions set forth in this Agreement.

Section 5.    Closing; Automatic Termination Date.  The closing of the purchase of Shares under this Agreement (the “Closing”) shall occur as soon as the conditions to the Closing set forth below in this Section 5 have been satisfied. The Closing shall take place at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York, or at such other time or on such other date or at such other place as the Seller and the Buyer may mutually agree in writing. This Agreement shall terminate if the conditions to the Closing have not been satisfied and the Closing has not occurred prior to August 17, 2012.

(i)    The obligations of the Buyer and the Seller to consummate the transactions contemplated by this Agreement shall be subject to the underwriter’s “completion of participation in the distribution,” as that term is understood by Regulation M under the Securities Exchange Act of 1934, as amended, that is covered by the prospectus supplements that register the offer and sale by the Seller to such underwriter of 9,250,000 common shares of the Buyer, filed with the Securities and Exchange Commission.

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(ii)    The obligations of the Buyer to consummate the transactions contemplated by this Agreement shall be subject to (a) the accuracy of the representations and warranties of the Seller set forth above and (b) the Seller having delivered to the transfer agent for the Shares instructions and authorization to effect the book-entry transfer of the Shares from the Seller to the Buyer, free and clear of all encumbrances.

(iii)    The obligations of the Seller to consummate the transactions contemplated by this Agreement shall be subject to the Buyer having delivered to the Seller cash in an amount equal to the Purchase Price by wire transfer of immediately available funds to an account or accounts designated by the Seller.

Section 6.    Entire Agreement.  This Agreement constitutes the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein, and supersedes all prior and contemporaneous representations, warranties, understandings and agreements, both written and oral, with respect to such subject matter.

Section 7.    Governing Law; Jurisdiction and Venue.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of New York. Each of the Buyer and Seller submit to the jurisdiction of the Federal District Court of the Southern District of New York and agree that if such court has jurisdiction, all disputes with respect to this Agreement shall be heard in such court.

Section 8.    Counterparts; Facsimile.  This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. Signature pages to this Agreement may be executed and delivered by facsimile and/or electronic transmission.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, Seller and Buyer have duly executed this Agreement as of the day and year first above written.

AIRCASTLE LIMITED

By:	/s/ Ron Wainshal
Name: Ron Wainshal
Title: Chief Executive Officer

FORTRESS INVESTMENT FUND III SUB LLC
FORTRESS INVESTMENT FUND III SUB TWO LLC
Each by its Sole Member Fortress Investment Fund III LP
By its General Partner Fortress Fund III GP LLC

By:	/s/ John Morrissey
Name: John Morrissey
Title: Chief Financial Officer

FORTRESS INVESTMENT FUND III (FUND B) SUB LLC
FORTRESS INVESTMENT FUND III (FUND B) SUB TWO LLC
Each by its Sole Member Fortress Investment Fund III (Fund B) LP
By its General Partner Fortress Fund III GP LLC

By:	/s/ John Morrissey
Name: John Morrissey
Title: Chief Financial Officer

FORTRESS INVESTMENT FUND III (FUND C) SUB LLC
By Its Sole Member Fortress Investment Fund III (Fund C) LP
By its General Partner Fortress Fund III GP LLC

By:	/s/ John Morrissey
Name: John Morrissey
Title: Chief Financial Officer

FORTRESS INVESTMENT FUND III (FUND D) SUB LTD
By its Sole Member Fortress Investment Fund III (Fund D) L.P.
By its General Partner Fortress Fund III GP LLC

By:	/s/ John Morrissey
Name: John Morrissey
Title: Chief Financial Officer

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FORTRESS INVESTMENT FUND III (FUND E) SUB LTD
By its Sole Member Fortress Investment Fund III (Fund E) L.P.
By its General Partner Fortress Fund III GP LLC

By:	/s/ John Morrissey
Name: John Morrissey
Title: Chief Financial Officer

FORTRESS INVESTMENT FUND III (COINVESTMENT FUND A) SUB LLC
By its Sole Member Fortress Investment Fund III (Coinvestment Fund A) LP
By its General Partner Fortress Fund III GP LLC

By:	/s/ John Morrissey
Name: John Morrissey
Title: Chief Financial Officer

FORTRESS INVESTMENT FUND III (COINVESTMENT FUND B) SUB LLC
By its Sole Member Fortress Investment Fund III (Coinvestment Fund B) LP
By its General Partner Fortress Fund III GP LLC

By:	/s/ John Morrissey
Name: John Morrissey
Title: Chief Financial Officer

FORTRESS INVESTMENT FUND III (COINVESTMENT FUND C) SUB LLC
By its Sole Member Fortress Investment Fund III (Coinvestment Fund C) LP
By its General Partner Fortress Fund III GP LLC

By:	/s/ John Morrissey
Name: John Morrissey
Title: Chief Financial Officer

FORTRESS INVESTMENT FUND III (COINVESTMENT FUND D) SUB LTD
By its Sole Member Fortress Investment Fund III (Coinvestment Fund D) LP
By its General Partner Fortress Fund III GP LLC

By:	/s/ John Morrissey
Name: John Morrissey
Title: Chief Financial Officer

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Schedule A

1.	Fortress Investment Fund III Sub LLC
2.	Fortress Investment Fund III Sub Two LLC
3.	Fortress Investment Fund III (Fund B) Sub LLC
4.	Fortress Investment Fund III (Fund B) Sub Two LLC
5.	Fortress Investment Fund III (Fund C) Sub LLC
6.	Fortress Investment Fund III (Fund D) Sub Ltd
7.	Fortress Investment Fund III (Fund E) Sub Ltd
8.	Fortress Investment Fund III (Coinvestment Fund A) Sub LLC
9.	Fortress Investment Fund III (Coinvestment Fund B) Sub LLC
10.	Fortress Investment Fund III (Coinvestment Fund C ) Sub LLC
11.	Fortress Investment Fund III (Coinvestment Fund D) Sub Ltd

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